                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)



                                                 Three                                              Nine
                                                 Months                                            Months        Year
                                                 Ended           Year Ended September 30,           Ended        Ended
                                              December 31,  ---------------------------------    September 30, December 31,
                                                 1996         1996         1995         1994        1993          1992
                                               -------      -------      -------      -------      -------      -------
EARNINGS:
Earnings before income taxes                   $26,101      $61,717      $39,759      $41,244      $28,009      $43,054
Interest expense                                 4,199       15,921       16,632       16,482       12,664       21,913
Amortization of debt discount and expense           43          173          206          187          147          250
Interest component of rental expense               566        1,838        1,604        1,344          953        1,256
                                               -------      -------      -------      -------      -------      -------
                                               $30,909      $79,649      $58,201      $59,257      $41,773      $66,473
                                               =======      =======      =======      =======      =======      =======


FIXED CHARGES:
Interest expense                               $ 4,199      $15,921      $16,632      $16,482      $12,664      $21,913
Amortization of debt discount and expense           43          173          206          187          147          250
Allowance for funds used during
     construction (capitalized interest)            16          107           65          136           87           57
Interest component of rental expense               566        1,838        1,604        1,344          953        1,256
                                               -------      -------      -------      -------      -------      -------
                                               $ 4,824      $18,039      $18,507      $18,149      $13,851      $23,476
                                               =======      =======      =======      =======      =======      =======

Ratio of earnings to fixed charges                6.41         4.42         3.14         3.27         3.02         2.83
                                               =======      =======      =======      =======      =======      =======